                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
                             Cone Mills Corporation
                (Name of Registrant as Specified In Its Charter)
                 Terry L. Weatherford, Vice President, Secretary
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant) PAYMENT OF FILING FEE (Check the appropriate box):
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
 1) Title of each class of securities to which transaction applies:
 2) Aggregate number of securities to which transaction applies:
 3) Per unit price or other underlying value of transaction computed pursuant to Exchange
     Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
 4) Proposed maximum aggregate value of transaction:
 5) Total fee paid:
[X] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
   1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

                                          GREENSBORO, N.C. 27415

                                                                   April 1, 1996

DEAR SHAREHOLDER:
     On behalf of the Board of Directors, we are pleased to invite you to attend the Annual Meeting of Shareholders of Cone Mills Corporation to be held at 10:00 a.m. on Tuesday, May 14, 1996, at the Cone Corporate Center, 3101 North Elm Street, Greensboro, NC.
     The notice of meeting and proxy statement accompanying this letter describe the matters on which action will be taken. At the Annual Meeting we will also review the Corporation's activities and provide time for questions from shareholders.
     Please sign and return the enclosed proxy form in the envelope provided as soon as possible to ensure that your shares will be voted at the meeting. Sincerely,
(Signature of Dewey L. Trogdon appears here)
Dewey L. Trogdon
Chairman of the Board

(Signature of J. Patrick Danahy appears here)
J. Patrick Danahy
President and Chief Executive Officer

                   (Cone Mills Corporation Logo appears here)

                             CONE MILLS CORPORATION
                             CONE CORPORATE CENTER
                             3101 NORTH ELM STREET
                           GREENSBORO, NC 27415-6540

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 1, 1996

TO THE HOLDERS OF COMMON STOCK OF
CONE MILLS CORPORATION:
     The Annual Meeting of the Shareholders of Cone Mills Corporation will be held at the Cone Corporate Center, 3101 North Elm Street, in Greensboro, North Carolina, on Tuesday, May 14, 1996, at 10:00 a.m. for the following purposes:
     1. To elect two directors as Class I Directors, for a term of three years or until their successors are elected and qualified.

     2. To vote upon a proposal to approve the Amended and Restated 1992 Stock Plan.


     3. To vote upon a proposal to approve the 1997 Senior Management Incentive Compensation Plan.

     4. To ratify the appointment of McGladrey & Pullen, LLP, as independent auditors for the Corporation for the fiscal year ending December 29, 1996.
     5. To act upon such other business as may properly come before the meeting and any adjournment thereof.
     The Board of Directors of the Corporation has fixed the close of business on March 15, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.
     YOUR PROXY IS ENCLOSED. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE DATE AND SIGN YOUR PROXY AND RETURN IT IN THE ENCLOSED POSTAGE PAID ENVELOPE. THE GIVING OF THIS PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU FIND IT CONVENIENT TO ATTEND.
                                         TERRY L. WEATHERFORD
                                         VICE PRESIDENT AND SECRETARY

                             CONE MILLS CORPORATION
                             CONE CORPORATE CENTER
                             3101 NORTH ELM STREET
                           GREENSBORO, NC 27415-6540
                              PROXY STATEMENT FOR
                     ANNUAL MEETING TO BE HELD MAY 14, 1996

                                                            DATED: APRIL 1, 1996


     Your proxy is solicited on behalf of the Board of Directors of Cone Mills Corporation (the "Corporation" or "Cone") for use at the Annual Meeting of Shareholders to be held at the time and place set forth in the accompanying Notice of Annual Meeting. It may be revoked by you at any time before it is exercised. All unrevoked proxies that are properly executed will be voted and, if a choice is specified with respect to any matter to be acted on, the shares will be voted in accordance with such specifications. If no specifications are given, the persons named in the accompanying proxy intend to vote the shares represented thereby in favor of: (i) election of the two nominees for Director (Class I) named herein for terms of three years; (ii) approval of the Amended and Restated 1992 Stock Plan; (iii) approval of the 1997 Senior Management Incentive Compensation Plan; and (iv) ratification of the Board of Directors' appointment of McGladrey & Pullen as independent auditors.


     This Proxy Statement and the enclosed proxy are being first mailed to shareholders on or about April 1, 1996. The cost of soliciting proxies will be borne by the Corporation. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to their principals, and the Corporation will reimburse them for their expenses in so doing. Personal solicitation may also be conducted by telephone and mail by officers and employees of Cone without added compensation. In addition the Corporation has retained Georgeson & Company, Inc. to assist in the solicitation of proxies and distribution of proxy materials for which it will pay approximately $5,000 in fees plus expenses.

     Holders of Common Stock of record at the close of business March 15, 1996, will be entitled to vote at the meeting. On that date 27,381,933 shares of Common Stock were outstanding. Each share is entitled to one vote and a majority of the shares of Common Stock outstanding is necessary to constitute a quorum for the meeting.
                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
     The following table sets forth each person or entity who may be deemed to have beneficial ownership of more than five percent (5%) of the Company's outstanding Common Stock:

                                NAME OF AND ADDRESS                                    AMOUNT AND NATURE OF
                              OF BENEFICIAL OWNER (1)                                  BENEFICIAL OWNERSHIP    PERCENTAGE OF CLASS
The Equitable Companies Incorporated................................................         2,047,700(2)              7.48%
787 Seventh Avenue
New York, N.Y. 10019
State of Wisconsin Investment Board.................................................         2,105,900(3)              7.69%
P.O. Box 7842
Madison, WI 53707

(1) Does not include Crestar Bank, trustee of the Cone Employee Equity Plan which held of record for the plan 2,849,023 shares of Common Stock on March 15, 1996. This represents 10.4% of the Company's outstanding Common Stock. The plan trustee votes shares held in the plan only if participants do not exercise pass-through voting rights, and exercises investment or dispositive rights only in accordance with the terms of the plan. The trustee, therefore, disclaims beneficial ownership.

(2) According to a Schedule 13G filed with the Securities and Exchange Commission and received by the Corporation from The Equitable Companies Incorporated ("Equitable), these shares may be deemed to be owned by a group consisting of Equitable, AXA (a French holding company), and five French mutual insurance companies consisting of AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Alpha Assurances I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle and Uni Europe Assurance Mutuelle. According to the
    Schedule 13G, the shares are held by The Equitable Life Insurance Society of the United States and Alliance Capital Management L.P., a subsidiary of Equitable. The Schedule 13G states that the group may be deemed to exercise sole voting power as to 2,047,700 shares and sole investment power as to 2,644,100 shares.
                                       1

(3) According to a Schedule 13G filed with the Securities and Exchange Commission and received by the Corporation from State of Wisconsin Investment Board, this public pension fund has sole voting and investment power with respect to these shares.
                   SECURITY OWNERSHIP OF DIRECTORS, NOMINEES
                          AND NAMED EXECUTIVE OFFICERS
     The following table sets forth certain information with respect to the beneficial ownership of the Corporation's Common Stock as of March 15, 1996:

                                NAME OF DIRECTOR                                      AMOUNT AND NATURE OF
                               NOMINEE OR OFFICER                                  BENEFICIAL OWNERSHIP (L)(2)
John L. Bakane (3)..............................................................              198,979
Doris R. Bray...................................................................               17,000
James S. Butner (3).............................................................              117,887
J. Patrick Danahy (3)(4)........................................................              307,119
Leslie W. Gaulden (5)...........................................................              352,000
Jeanette C. Kimmel..............................................................              127,000
Neil W. Koonce (3)(6)...........................................................              145,712
Charles M. Reid.................................................................                7,000
John W. Rosenblum...............................................................                3,000
Dewey L. Trogdon (7)............................................................              817,194
Richard S. Vetack (3)(8)........................................................              102,533
Bud W. Willis III (3)(9)........................................................              263,760
All Directors, Nominees and Officers as a Group (15 persons)(3).................            2,799,407
                                NAME OF DIRECTOR
                               NOMINEE OR OFFICER                                 PERCENTAGE OF CLASS
John L. Bakane (3)..............................................................        *
Doris R. Bray...................................................................        *
James S. Butner (3).............................................................        *
J. Patrick Danahy (3)(4)........................................................           1.12%
Leslie W. Gaulden (5)...........................................................           1.29%
Jeanette C. Kimmel..............................................................        *
Neil W. Koonce (3)(6)...........................................................        *
Charles M. Reid.................................................................        *
John W. Rosenblum...............................................................        *
Dewey L. Trogdon (7)............................................................           2.98%
Richard S. Vetack (3)(8)........................................................        *
Bud W. Willis III (3)(9)........................................................        *
All Directors, Nominees and Officers as a Group (15 persons)(3).................          10.17%


* Represents less than 1%.
(1) Unless otherwise indicated, all shares are owned of record and the beneficial ownership consists of sole voting power and sole investment power. Includes shares subject to options which are presently exercisable or are exercisable within 60 days of March 15, 1996 as follows: Mr. Bakane (25,000 shares), Mr. Butner (13,000 shares), Mr. Danahy (34,000 shares), Mr. Koonce (13,000 shares), Mr. Willis (32,600 shares), 1,000 shares for Mr. Vetack and 2,000 for each of Mrs. Bray, Mr. Gaulden, Mrs. Kimmel, Mr. Reid, Mr. Rosenblum and Mr. Trogdon, and all Directors, Nominees, and Officers as a Group (145,400 shares). Does not include 1,000 shares to be granted to each nonemployee director as of May 21, 1996, pursuant to the 1994 Stock Option Plan for Non-Employee Directors.
(2) Does not include shares of the Corporation's Class A Preferred Stock allocated to the individual accounts of officers in the Cone Mills Corporation 1983 ESOP.
(3) Includes shares of Common Stock allocated to the individual accounts of directors and Named Executive Officers in the Cone Mills Corporation Employee Equity Plan as of December 31, 1995, as follows:

    Mr. Bakane..................................................................................     28,919 shares
    Mr. Butner..................................................................................     15,223 shares
    Mr. Danahy..................................................................................     40,771 shares
    Mr. Koonce..................................................................................     24,021 shares
    Mr. Willis..................................................................................     47,312 shares
    All Directors, Nominees and Officers as a group (15 persons)................................    216,860 shares

(4) Includes 72,000 shares owned of record by Mr. Danahy's wife.
(5) Includes 100,000 shares owned of record by Mr. Gaulden's wife.

(6) Includes 6,000 shares owned of record by Mr. Koonce's wife and 5,018 shares allocated to Mrs. Koonce's individual account in the Cone Mills Corporation Employee Equity Plan as of December 31, 1995.


(7) Includes 250,000 shares owned of record by Mr. Trogdon's wife and 50,694 shares owned of record by the Trustee for Mr. Trogdon's Individual Retirement Account.


(8) Includes 60,667 shares owned of record by Mr. Vetack's wife and 9,998 shares owned of record by the Trustee for Mr. Vetack's Individual Retirement Account.


(9) Includes 80,553 shares owned of record by Mr. Willis' wife and two children.

                             ELECTION OF DIRECTORS

     The Restated Articles of Incorporation of Cone Mills Corporation provide for a Board of Directors consisting of not less than nine (9) or more than fifteen (15) members as determined by the majority vote of the entire Board of Directors. The Restated Articles of Incorporation further provide that the Board shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the entire Board permits. The terms of three Class I Directors expire at the 1996 Annual Meeting, and Richard S. Vetack has notified the Board of Directors that he shall not stand for re-election. The Board has not yet identified a nominee to succeed Mr. Vetack and, therefore, proposes that the position be left vacant at this time. However, the Board intends to continue its efforts to identify an appropriate nominee to fill the vacancy and, if a nominee is identified prior to the next meeting of shareholders, the Board may fill the vacancy for the interim period. If the Board of Directors fills the position, the nominee will be submitted to the shareholders for election at the next annual meeting. Persons elected as Class I Directors at the Annual Meeting to fill the Class I vacancies will serve terms of three years or until their successors are elected and qualified. The Board of Directors proposes that the two persons nominated below be elected as Class I Directors for terms expiring at the 1999 Annual Meeting. Each person nominated below is an incumbent director of the Corporation.

     The persons nominated below will be elected if they receive a plurality of the votes cast for their election. Abstentions and broker nonvotes will not affect the election results if a quorum is present. Unless otherwise specified, the persons named in the accompanying proxy intend to vote the shares represented by proxy for election of the nominees named below. If any nominee should not be available to serve for any reason (which is not anticipated), the proxy holders may vote for substitute nominees designated by the Board of Directors. A proxy cannot be voted for more than the number of nominees named.
     The following information is furnished with respect to the nominees:

                                                             PRINCIPAL OCCUPATION; BUSINESS
                                                              EXPERIENCE PAST FIVE YEARS;                             DIRECTOR
        NAME           PRESENT AGE                              AND OTHER DIRECTORSHIPS                                SINCE
                                            NOMINEES FOR THREE-YEAR TERM (CLASS I)
John L. Bakane              45       Executive Vice President of the Corporation as of February 17, 1995; Chief         1989
                                     Financial Officer of the Corporation
                                     (1988-Present); Vice President of the Corporation (1986-1995)
Charles M. Reid             61       Director, President and Chief Executive Officer, United Guaranty Corporation       1988
                                     (1987-Present)

                                        3

     The following information is furnished with respect to directors continuing in office.

                                                              PRINCIPAL OCCUPATION; BUSINESS
                                                               EXPERIENCE PAST FIVE YEARS;                            DIRECTOR
    NAME OF NOMINEE     PRESENT AGE                              AND OTHER DIRECTORSHIPS                               SINCE
                                                CLASS II (TERM EXPIRING IN 1997)
  J. Patrick Danahy          52       President and Chief Executive Officer of the Corporation (1990-Present);          1989
                                      President and Chief Operating Officer (1989-1990); Vice President of the
                                      Corporation and President of the Cone Finishing Division (1986-1989)
  Leslie W. Gaulden          73       Retired November 30, 1987; Vice President and Controller of the Corporation       1986
                                      (1984-1987)
  Jeanette C. Kimmel         57       Private Investment Management                                                     1971
  John W. Rosenblum          52       Tayloe Murphy Professor of the Darden Graduate School of Business                 1993
                                      Administration, University of Virginia (1993-Present); Dean, Darden Graduate
                                      School of Business Administration (1982-1993); Director, Cadmus Communications
                                      Corporation; Chesapeake Corporation, Comdial Corporation; The Providence
                                      Journal Company; and T. Rowe Price & Associates.


                                               CLASS III (TERM EXPIRING IN 1998)
  Doris R. Bray              58       Partner, Schell Bray Aycock Abel & Livingston L.L.P. (Attorneys at Law)           1989
                                      (1987-Present); Director, Vanguard Cellular Systems, Inc.
  Dewey L. Trogdon           64       Retired March 31, 1992; Chairman of the Board of Directors                        1978
                                      (1981-Present); Chief Executive Officer of the Corporation (1980-1990);
                                      President of the Corporation (1979-1980; 1987-1989); Director, First Union
                                      Corporation
  Bud W. Willis III          53       Executive Vice President of the Corporation as of February 17, 1995; Vice         1988
                                      President of the Corporation (1985-1995); Executive Vice President of the
                                      Textile Products Group (1991-1992); President, Denim Division of Textile
                                      Products Group (1992-1994); and President, Cone Apparel Products since January
                                      1, 1995


                       COMMITTEES AND DIRECTOR ATTENDANCE
     During the year ended December 31, 1995, the Board of Directors of the Corporation held eight meetings and the Executive, Audit, and Compensation Committees held five, three, and two meetings, respectively. Each director attended at least 75% of the aggregate of Board of Directors' meetings and meetings of Committees of the Board on which he or she served during 1995.
     The Executive Committee generally has the same authority as the Board to manage the affairs of the Corporation but may not make determinations with respect to dissolutions, mergers, amendments to the Articles of Incorporation or Bylaws, compensation or removal of directors, or declaration of dividends. Executive Committee members are Dewey L. Trogdon, Chair, John L. Bakane, Doris
R. Bray, J. Patrick Danahy and Charles M. Reid.
     The Audit Committee's principal responsibilities consist of recommending to the Board of Directors the selection of the Corporation's independent accountants, reviewing the scope and results of completed audits, reviewing the Corporation's internal audit staff functions and evaluating the quality of the Corporation's financial reporting and internal control systems. Audit Committee members are Leslie W. Gaulden, Chair, Jeanette C. Kimmel and Doris R. Bray.
     The Corporation also has a Compensation Committee. See "Compensation Committee Report on Executive Compensation" and "Compensation Committee Interlocks and Insider Participation."
     The Board of Directors does not have a standing nominating committee; however, in relation to nominations, the Executive Committee considers and makes recommendations to the Board with respect to the size and composition of the Board and candidates for membership on the Board. The Committee has not established procedures for the submission by shareholders of proposed candidates for its consideration.
      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
     Under federal securities laws, the Company's directors, its executive officers, and any persons holding more than 10 percent of the Company's stock are required to report their ownership of the Company's stock and any changes in that
                                       4
ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates during fiscal 1995. All of these filing requirements were satisfied by its directors and officers. In making these statements, the Company has relied on the written representations of its directors and officers and copies of the reports that they have filed with the Commission. The Company is not aware of the existence of any ten percent (10%) holders other than Crestar Bank (see Security Ownership table on page 1).
                             EXECUTIVE COMPENSATION
     The following information relates to all compensation awarded to, earned by or paid pursuant to a plan or otherwise, to (i) the Chief Executive Officer of the Corporation (the "CEO") and (ii) the four most highly compensated executive officers, other than the CEO, who were serving as executive officers of the Corporation on December 31, 1995. The CEO and the four most highly compensated officers are referred to herein as the Named Executive Officers.
     The following information does not reflect any compensation earned and paid to the Named Executive Officers subsequent to December 31, 1995, unless otherwise indicated. Any such compensation earned and paid to the Named Executive Officers during 1996 will be recorded in the proxy statement for the Corporation's 1997 Annual Meeting of Shareholders, unless such compensation is required to be reported previously.
SUMMARY COMPENSATION TABLE
     The following table sets forth for the Named Executive Officers for each of the last three fiscal years annual compensation amounts as indicated by the applicable table headings. Annual Compensation, columns (c), (d) and (e), includes base salary and bonus earned during the year covered and, if applicable, other annual compensation not properly categorized as salary or bonus. Long-Term Compensation, column (g), reports the number of shares underlying stock option grants to the Named Executive Officers during the respective fiscal year. The Named Executive Officers were not awarded, granted or paid any forms of compensation that are required to be reported in the Long-Term Compensation columns (f) or (h).
                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM COMPENSATION
                                                                                                AWARDS
                                                        ANNUAL COMPENSATION                                          PAYOUTS
                                                                                                           (G)
                                                                          (E)                           SECURITIES     (H)
                                                   (C)       (D)      OTHER ANNUAL         (F)          UNDERLYING    LTIP
                  (A)                      (B)   SALARY     BONUS     COMPENSATION   RESTRICTED STOCK    OPTIONS     PAYOUTS
      NAME AND PRINCIPAL POSITION         YEAR     ($)      ($)(1)     ($)(2)(3)        AWARDS ($)         (#)         ($)
J. Patrick Danahy                          1995  450,000         --            --             --              --
  President and                            1994  425,000    100,000            --             --          40,000
  Chief Executive Officer                  1993  400,000    290,000        50,501             --          30,000         --
John L. Bakane                             1995  280,000         --            --             --              --
  Executive Vice President and             1994  260,000     72,000            --             --          25,000
  Chief Financial Officer                  1993  245,000    165,000        67,499             --          25,000         --
Bud W. Willis III                          1995  280,000         --            --             --              --
  Executive Vice President, the            1994  250,000     93,000            --             --          25,000
  Corporation; President,                  1993  235,000    137,000            --             --          25,000         --
  Cone Apparel Products
Neil W. Koonce                             1995  177,000     15,000            --             --              --
  Vice President and                       1994  170,000     33,000            --             --          10,000
  General Counsel                          1993  160,000     69,000       278,317             --          15,000
James S. Butner                            1995  167,000     18,000            --             --              --
  Vice President                           1994  160,000     32,000            --             --          10,000
  Industrial and                           1993  150,000     69,000       278,317             --          15,000
  Public Relations
                                              (I)
                                           ALL OTHER
                  (A)                     COMPENSATION
      NAME AND PRINCIPAL POSITION            ($)(4)
J. Patrick Danahy                             9,038
  President and                               7,458
  Chief Executive Officer                    10,784
John L. Bakane                                6,344
  Vice President and                          6,310
  Chief Financial Officer                     8,652
Bud W. Willis III                            11,710
  Vice President, the                         6,240
  Corporation; President                      8,483
  Denim Division
Neil W. Koonce                                6,045
  Vice President and                          5,683
  General Counsel                             5,914
James S. Butner                               6,243
  Vice President                              5,614
  Industrial and                              5,544
  Public Relations

(l) All bonuses were paid pursuant to a Management Incentive Plan for the fiscal years shown. See "Compensation Committee Report on Executive Compensation."
(2) Does not include the amount of the incremental cost of certain incidental benefits, perquisites and other benefits, securities or property which in the aggregate do not exceed the lesser of $50,000 or 10% of the total amount of salary and bonus reported for the Named Executive Officer.
                                       5

(3) Represents cash payments based upon federal and state income tax savings expected to be realized by the Corporation upon the exercise of Nonqualified Options under the Cone Mills Corporation 1984 Stock Option Plan. See "Compensation Committee Report on Executive Compensation."

(4) Represents the Corporation's matching contributions to the 401(k) Program (Supplemental Retirement Plan and Employee Equity Plan), the dollar value of insurance premiums paid by the Corporation with respect to group term life insurance and universal life insurance for benefit of the Named Executive Officers and service awards as follows:

    A. 401(k) Plan matching contributions for 1995 were $4,500 each for: Mr. Danahy, Mr. Bakane, Mr. Willis, Mr. Koonce, and Mr. Butner.
       B. Insurance Premiums for 1995 respectively: Mr. Danahy ($4,538); Mr. Bakane ($1,844); Mr. Willis ($4,710); Mr. Koonce ($1,545); and Mr.
          Butner ($1,743).

          C. A service award of $2,500 was granted to Mr. Willis in 1995 pursuant to the Company's service award program.

STOCK OPTION SAR GRANTS IN LAST FISCAL YEAR
     No options were granted to the Named Executive Officers during the fiscal year ended December 31, 1995.
AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUE TABLE
     The following table shows stock option exercises by the Named Executive Officers during 1995, including the aggregate value of gains on the date of exercise ("Value Realized"). In addition, this table includes the number of shares covered by exercisable and unexercisable options as of December 31, 1995. Also reported, both as to exercisable and unexercisable options, are the values of "in-the-money" options, which are options with a positive spread between the fiscal year-end market price of the underlying Common Stock and the exercise price of such stock options.
              AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1995 AND
                         FISCAL YEAR END OPTION VALUES

                                                                                                   (D)
                                                                                                NUMBER OF
                                                                                               SECURITIES
                                                                                               UNDERLYING
                                                           (B)                             UNEXERCISED OPTIONS
                                                         SHAREES              (C)              AT 12/31/95
(A)                                                    ACQUIRED ON      VALUE REALIZED        EXERCISABLE/
                       NAME                           EXERCISE (#)          ($)(1)            UNEXERCISABLE
J. Patrick Danahy                                             --                 --           26,000/44,000
John L. Bakane                                                --                 --           20,000/30,000
Bud W. Willis III                                             --                 --           27,600/57,600
Neil W. Koonce                                                --                 --         11,000/25,000
James S. Butner                                               --                 --         11,000/25,000

                                                            (E)

                                                    VALUE OF UNEXERCISED
                                                    IN-THE-MONEY OPTIONS
                                                     AT 12/31/95 ($)(2)
(A)                                                     EXERCISABLE/
                       NAME                            UNEXERCISABLE
J. Patrick Danahy                                        0/0
John L. Bakane                                           0/0
Bud W. Willis III                                         45,600/0
Neil W. Koonce                                           0/0
James S. Butner                                          0/0

(1) Fair market value on date of exercise less exercise price.
(2) Based on $11.25 fair market value per share on December 29, 1995, the last trading day of fiscal year 1995.
LONG-TERM INCENTIVE PLAN AWARDS TABLE
     The Corporation had no long-term incentive plan in effect in 1995.
PENSION PLAN TABLE
     The following table sets forth in the ERP column the estimated annual benefits payable upon retirement in 1996 at age 65 under the Employees' Retirement Plan of Cone Mills Corporation (the "ERP") in the compensation and years of service categories indicated. Benefit amounts shown are payable for life with no contingent death benefits. Benefits are based upon total annual salary and bonus, compensation in excess of the amount covered by Social Security as determined in the year of retirement and total years of service. The years of service credited as of March 31, 1996, for the Named Executive Officers are: Mr. Danahy -- 24 years; Mr. Bakane -- 20 years; Mr. Willis -- 25 years; Mr. Koonce -- 22 years; and Mr. Butner -- 23 years.
                                       6

     Pension benefits under the ERP are subject to certain limitations imposed by the Internal Revenue Code of 1986, as amended (the "Code"). The aggregate annual pension that may be paid under the ERP and all other defined benefit plans of the Corporation taken together is generally restricted to $120,000 in 1995 and 1996. In addition, the Code limits annual compensation of each employee that can be taken into account in computing pension benefits to $150,000 in 1995 and 1996. These amounts may be adjusted for cost of living as provided in the Code. Pension benefits that cannot be paid from the ERP by reason of the limitations in the Code are provided by the Corporation's Excess Benefit Plan and by the Supplemental Executive Retirement Plan, both of which are unfunded, nonqualified benefit plans. Such amounts are identified in the following table in the columns headed "NQP". The Corporation accrues annually the estimated expense for providing benefits under the ERP and the nonqualified plans, as determined by an independent consulting actuary; however, this expense cannot be specifically allocated to any individual or to the Named Executive Officers as a group under the funding method used by the actuary.
         APPROXIMATE ANNUAL BENEFIT FOR YEARS OF SERVICE INDICATED (1)

    AVERAGE ANNUAL
   COMPENSATION FOR
 HIGHEST CONSECUTIVE
FIVE YEARS DURING LAST
   TEN YEARS BEFORE              15TH YEAR                20TH YEAR                25TH YEAR                30TH YEAR
      RETIREMENT             ERP          NQP         ERP          NQP         ERP          NQP          ERP          NQP
$200,000                   $ 59,731    $   2,964    $ 78,433    $   2,964    $ 91,057    $   1,812    $ 102,529    $   1,812
$250,000                     59,870       19,294      78,635       24,172      91,310       25,987      102,816       28,972
$300,000                     59,870       35,762      78,635       45,581      91,310       50,415      102,816       56,419
$400,000                     59,870       68,699      78,635       88,399      91,310       99,272      102,816      111,314
$500,000                     59,870      101,636      78,635      131,217      91,310      148,128      102,816      166,209
$600,000                     59,870      134,573      78,635      174,035      91,310      196,985      102,816      221,104
$700,000                     59,870      167,510      78,635      216,853      91,310      245,841      102,816      275,999
$800,000                     59,870      200,447      78,635      259,671      91,310      294,698      102,816      330,894
$900,000                     59,870      233,384      78,635      302,489      91,310      343,555      102,816      385,789
    AVERAGE ANNUAL
   COMPENSATION FOR
 HIGHEST CONSECUTIVE
FIVE YEARS DURING LAST
   TEN YEARS BEFORE           35TH YEAR
      RETIREMENT           ERP          NQP
$200,000                $ 109,637    $     988
$250,000                  109,951       29,768
$300,000                  109,951       58,862
$400,000                  109,951      117,051
$500,000                  109,951      175,240
$600,000                  109,951      233,428
$700,000                  109,951      291,617
$800,000                  109,951      349,806
$900,000                  109,951      407,995


(1) Pension benefits provided by the ERP with respect to service after 1983 are subject to a "floor offset" arrangement in conjunction with the Cone Mills Corporation 1983 ESOP (the "1983 ESOP"), a separate defined contribution pension plan maintained by the Corporation. The amounts shown in the above table are calculated on the assumption that the participant elects to receive the maximum pension benefit available under the ERP, and in accordance with the terms of each plan, authorizes a transfer of funds in his 1983 ESOP account to the trustee of the ERP in a dollar amount equal to the actuarial equivalent of the pension benefit attributable to service after 1983. The balance, if any, in the 1983 ESOP account will be distributed to the participant. To the extent that a participant's 1983 ESOP account is insufficient to fund the pension benefits attributable to service after 1983, the cost of benefits not covered by the 1983 ESOP will be funded through the ERP. If the participant does not elect to transfer funds from his 1983 ESOP account to the trustee of the ERP, his account balance will be distributed in accordance with the terms of the 1983 ESOP, and his pension payable from the ERP with respect to service after 1983 will be reduced (but not below zero) by the actuarial equivalent of his 1983 ESOP account balance. The 1983 ESOP is designed to invest primarily in qualifying securities under ERISA. Assets of the 1983 ESOP consist of shares of the Corporation's Class A Preferred Stock and other money market and marketable debt securities that are allocated to individual accounts of participants. The fair market value of the stock is determined by independent appraisal performed several times each year. No contributions to the 1983 ESOP have been made for salaried employees since 1986. The value of the account in the 1983 ESOP for each of the Named Executive Officers as of December 31, 1995, was: Mr. Danahy -- $109,879; Mr. Bakane -- $58,929; Mr. Willis -- $126,953;
    Mr. Koonce -- $42,502; and Mr. Butner -- $20,666.
COMPENSATION OF DIRECTORS
     Directors who are also officers of the Corporation do not receive additional compensation for service as directors or as members of committees of the Board of Directors. Nonemployee directors receive a retainer fee of $17,000 per year and an attendance fee of $1,000 per diem for meetings of the Board of Directors. No additional fee is paid for meetings of any committee of the Board held on the same day as a Board meeting. The fee for a Committee meeting not held on the same day as a Board meeting is $500. Travel expenses of directors incurred in attending meetings are reimbursed by the Corporation. In 1995, retainers and attendance fees paid to all directors totaled $180,000.
                                       7

     The Shareholders approved at the 1994 annual meeting the 1994 Non-Employee Director Stock Option Plan whereby each nonemployee director receives each year after the annual meeting of shareholders a stock option grant to purchase 1,000 shares of Common Stock at the fair market value of a share of Common Stock on the grant date. The grant date is the fifth business day after the annual meeting.
     The Board of Directors has approved a Consulting Agreement between the Corporation and Dewey L. Trogdon whereby Mr. Trogdon provides consultation and advice. Mr. Trogdon's consulting fee was $15,000 per calendar quarter in 1995 and is $15,000 per calendar quarter in 1996. In addition, Mr. Trogdon was reimbursed for expenses incurred by him in providing such consulting services. The consulting fee payments are in addition to any pension or other supplemental retirement benefits that Mr. Trogdon is entitled to receive by reason of his service as an employee of the Corporation.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The current members of the Compensation Committee are Mr. Charles M. Reid, Mrs. Jeanette C. Kimmel, and Dr. John W. Rosenblum, all of whom are directors who are not currently or formerly employees of the Corporation.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     The Corporation's executive compensation program is administered by the Compensation Committee of the Board of Directors. The Committee's membership is comprised of nonemployee directors, none of whom participate in any of the plans administered by the Committee. It is the responsibility of the Compensation Committee to review and make recommendations to the Board of Directors concerning the salaries and incentive compensation and to approve stock option grants for the Chief Executive Officer and the other executive officers of the Corporation.
  COMPENSATION POLICY
     The Corporation strives to provide executives an opportunity to earn compensation that is fair, reasonable and competitive with that paid by comparable companies to executives in similar positions with similar duties and responsibilities. In accordance with the policy, the Committee is guided by three goals as it considers the compensation of executive officers. First, executive compensation must be effective in attracting, motivating and retaining executives who possess the skills and experience necessary to ensure the Corporation's success. Second, the Corporation should recognize and reward executives for their contributions to the success of the business. Third, the corporation must be aware of the importance of planning and controlling the cost of executive compensation.
     To implement this policy, the Corporation maintains an executive compensation program that consists of base salaries, annual incentive plans, stock option plans and competitive benefits. It is the belief of the Committee that through these components executives are provided compensation and benefits that are competitive; are provided incentives for additional annual compensation that is earned only upon achievement of performance standards as established and approved each year; and are provided long-term incentive compensation through the grant of stock options that can appreciate in value.
  SALARIES
     The Committee's objective in establishing the base salaries of the named executive officers is to provide salaries at competitive market levels with other industry leaders in order to reward and encourage individual performance. The salary of the Chief Executive Officer is evaluated solely by the Compensation Committee and the salary of other executive officers is determined by the Committee based upon recommendations from the Chief Executive Officer. Final approval of salaries of the Chief Executive Officer and the other executive officers are made by the independent members of the Board of Directors after receiving recommendations of the Committee. The Committee deems its compensation decisions to be a cumulative process involving a substantial amount of judgement concerning an executive's experience and responsibilities against objective information furnished by compensation consultants.
     In developing current salary levels, including that of the Chief Executive Officer, the Committee reviewed the Corporation's assessment of salaries in the textile industry in addition to an analysis of cash compensation (base salary and annual bonus or incentives) prepared specifically for the Corporation and the Compensation Committee by a major compensation consulting firm. In the analysis, the Corporation's executive positions were matched with similar positions at other companies based on data from executive compensation surveys, a proprietary survey of the textile industry and proxy statements of companies that are in the Peer Group for the Performance Graph set forth below. A weighted composite was developed, and the Committee compared executive salaries to the market composite and considered those comparisons in making salary increase decisions. In general, the Committee targets executive salaries at the market median; however, in a given year an
                                       8
individual executive's salary may vary from median due to experience, performance, or other factors deemed relevant by the Committee and considered on a subjective basis. Specifically, the Committee determined that a salary increase for the Chief Executive Officer for 1995 was in order to place his salary closer to the market median rate.
  INCENTIVE COMPENSATION
     The Corporation has established an annual management incentive plan that links executive compensation to the performance of the Corporation and the executive. Under the plan, executive officers and other key management employees can earn annual cash incentive awards based upon the achievement of corporate and individual goals established at the beginning of each year. Special awards can be made to recognize exceptional individual performance at the discretion of the Committee and the Board. Performance goals are set at the corporate level and at division levels depending upon the responsibilities of each of the executives. Corporate level performance targets are determined by measuring return on capital employed and earnings per share. The Committee examines the returns on capital employed and earnings of other public companies (including companies that appear in the Performance Graph below) as it establishes and approves these targets. Division-level goals are established based upon return on capital employed for the division. Awards to individual officers and the aggregate amounts of awards to all key management employees are reviewed by the Committee and approved by the Board after the close of the fiscal year.
     The achievable incentive award for each officer and management employee is based upon a blend of corporate and/or division and individual goals tailored to that particular executive, based upon his or her responsibilities. Specifically, for the Chief Executive Officer, the corporate goals of return on capital employed and earnings per share account for 80% of his incentive compensation and 20% is attributable to individual goals. The weight given to each factor comprising the incentive award varies per each executive.
     The Corporation's performance for earnings per share and return on capital employed for 1995 did not meet the minimum goal for the payment of incentives for corporate performance under the Corporation's incentive compensation plan. Accordingly, no incentive payments based on corporate performance were granted for the year. However, in order to encourage the continuing efforts of key management employees to "work through" the current business environment and to recognize the achievement of divisional and individual functional goals, the Committee approved the payment of discretionary incentives to certain individuals. As a result of the overall performance of the Corporation for 1995, the Committee did not authorize the grant of any incentive compensation to the Chief Executive Officer and the Executive Vice Presidents notwithstanding a general satisfaction with their performance during a difficult business and textile market and contingencies beyond their control that affected profitability of the Corporation.
     The Committee agrees that incentive compensation should be paid as much as practical according to plans approved by the shareholders as encouraged by
Section 162(m) of the Internal Revenue Code (See discussion below entitled Deductibility of Compensation). Although compensation in excess of $1 million is not foreseen for the near future, the Committee has recommended to the Board of Directors the adoption by the shareholders of the 1997 Senior Management Incentive Compensation Plan for officers and division presidents. The recommended plan establishes the business criteria on which incentive compensation can be granted according to pre-established objective, numerical formulae. (See Item No. 3 -- Proposal to Approve the 1997 Senior Management Incentive Compensation Plan.) However, the Committee is also of the opinion that not all incentive compensation can be objectively measured even though it is based upon strategic performance goals and that some judgmental discretion is warranted in administering compensation plans. For that reason it has recommended for 1997 that the Board of Directors maintain a separate discretionary incentive plan for officers and division presidents pursuant to which no more than thirty percent (30%) of a participant's base salary can be awarded for achievement of performance goals not measurable by numerical formulae. The current management incentive compensation plan will be maintained for selected key management employees who are not corporate officers or division presidents.
  STOCK OPTIONS
     The Corporation maintains the 1992 Stock Option Plan through which key management employees have received and may receive grants of stock options. No additional grants are available under the Corporation's 1984 Stock Option Plan but some options remain outstanding under that Plan. It is the belief of the Committee that, since executives earn no rewards through these stock options unless the stock price increases, this form of executive compensation has the potential to benefit shareholders as well as executives by aligning the interests of the Corporation's executives with those of shareholders.
     The Corporation's stock option plans permit the granting of both incentive stock options, as defined under the Internal Revenue Code, and nonqualified options. The exercise price of these options may not be less than 100 percent of the fair
                                       9
market value of the Common Stock on the date the option is granted. Nonqualified stock options granted by the Committee may include a provision whereby the Corporation will pay to the executive an amount that is equal to the savings the Corporation realizes through tax deductions related to the option exercise. The amount of payments to the Named Executive Officers under this tax reimbursement feature of the stock option plans is reported in column (e) of the Summary Compensation table. The Committee believes this form of compensation is in accordance with the Compensation Policy of the Committee because it enables the executives to retain shares that otherwise may be sold to meet tax obligations.
     The Compensation Committee currently operates under the general objective that stock option grants to executives should be considered on a regular basis. Recently, the Committee has granted options approximately every two years. It concurred in the Chief Executive Officer's recommendation that the 1,500,000 shares available for grant under the 1992 Stock Option Plan be granted in blocks of approximately 400,000 in 1994 and 300,000 biennially thereafter with 100,000 available to be granted from time to time as the Committee so determines. Grants are recommended to the Committee by the Chief Executive Officer. The Corporation's consultant provides advice as to equity ownership of and the size of grants to the named executive officers of public companies within the textile industry including members of the Company's Peer Group.
     Certain compensation recognized as a result of grants issued pursuant to stock-based plans qualifies for tax deduction under Section 162(m). (See the discussion below on Deductibility of Compensation.) The Committee recommended and the Board of Directors approved a conforming amendment to the 1992 Stock Option Plan to meet Section 162(m) requirements, I.E. a maximum amount of stock that can be granted to any one individual must be set forth in the plan document. In addition, the Committee recommended and the Board approved amendments to the 1992 Stock Option Plan to authorize the grant of "restricted shares" and "performance shares" as well as stock options. This would give the Committee greater flexibility in structuring a stock-based long term incentive program to meet the purposes of the plan for different levels of key management employees. (See the discussion following on Item No. 2 -- Proposal to Approve the Amended and Restated 1992 Stock Plan.)
  DEDUCTIBILITY OF COMPENSATION

     As part of the Omnibus Budget Reconciliation Act passed by Congress in 1993, the Internal Revenue Code of 1986 was amended to add Section 162(m), which limits the deductibility for federal income tax purposes of compensation paid to the Chief Executive Officer and the next four most highly compensated executive officers of the Company. Under Section 162(m), compensation paid to each of these officers in excess of $1 million per year is not deductible unless it is "performance based." The Internal Revenue Service issued final regulations under
Section 162(m) on December 19, 1995. The Committee did not consider the deductibility limits in making its compensation decisions for any one of the Named Executive Officers for 1994 or 1995 fiscal years as the deductibility limits would not be exceeded under any circumstances. However, the Committee's policy is to design and administer compensation programs that meet the objectives set forth above and that reward executives for corporate performance which meets established financial goals, and to the extent reasonably practicable and to the extent consistent with its other compensation objectives, to maximize the amount of compensation expense that is tax deductible by the Corporation.

COMPENSATION COMMITTEE
  Charles M. Reid, Chair
  Jeanette C. Kimmel
  John W. Rosenblum

                                       10

PERFORMANCE GRAPH
     The following graph compares the percentage change in the cumulative total shareholder return on the Corporation's Common Stock with the cumulative return of the Standard & Poor's 500 Stock Index and with a peer group index developed by KPMG Peat Marwick, assuming reinvestment of dividends. The Corporation's Common Stock was registered under Section 12 of the Securities Exchange Act of 1934 on June 18, 1992, in connection with an initial public offering of 6,000,000 shares. Accordingly, the measurement period selected by the Corporation for its Performance Graph begins on June 17, 1992, the last trading day before the initial public trading of Cone Common Stock, and ends on December 29, 1995, the last trading day of the Corporation's fiscal year.
     The Peer Group index has been constructed by calculating the cumulative total return of the common stock of the following companies: Burlington Industries, Inc.; Delta Woodside Industries, Inc.; Dixie Yarns, Inc.; Fieldcrest Cannon, Inc.; Guilford Mills, Inc.; and Springs Industries, Inc. The return of each peer company was weighted according to its stock market capitalization as of the beginning of the period.
                        COMPARISON OF SHAREHOLDER RETURN
                    AMONG CONE MILLS, S&P 500 AND PEER GROUP

(Graph appears here with the following plot points.)

                 6/18/92       12/31/92      12/31/93    12/31/94    12/31/95
Cone Mills        $100           $143          $169       $119        $113
S&P 500           $100           $111          $122       $124        $170
Peer Group        $100           $102          $104        $92         $91

      ITEM 2. PROPOSAL TO APPROVE THE AMENDED AND RESTATED 1992 STOCK PLAN

     On March 17, 1992, the Board of Directors adopted the Cone Mills Corporation 1992 Stock Option Plan and the plan was approved by the shareholders of the Company on March 30, 1992. On February 15, 1996, the Board of Directors approved amendments amending and restating the plan as the Amended and Restated 1992 Stock Plan ("the Plan") (i) to authorize the grant of "restricted stock" and "performance shares" as described below in a total aggregate amount not to exceed 200,000 shares and (ii) and to include a provision that no individual grantee may receive grants of restricted stock, performance shares, or options to purchase shares exceeding in the aggregate more than 200,000 shares under the Plan.

     Two million (2,000,000) shares are authorized to be granted pursuant to the Plan. Grants of options to purchase 500,000 shares were made on February 18, 1993, to 70 employees at an exercise price of $15.625 per share and grants of options to purchase 410,000 shares were made on November 9, 1994, to 74 employees at an exercise price of $12.00 per share. As of March 15, 1996, options to purchase 54,000 shares have been cancelled, no options have been exercised, and 1,144,000 shares remain available for future grant.
     The Company is seeking shareholder approval of the Plan as originally adopted and as now amended in order to comply with the requirements of Rule 16b-3, promulgated pursuant to the Securities Exchange Act of 1934 as amended, and the requirements of Section 162(m) of the Internal Revenue Code, as amended (the "Code"). The following summary of the Plan is qualified in its entirety by express reference to the text of the Plan as filed with the Securities and Exchange Commission.
  THE PLAN
     Shares of the Common Stock, par value $.10 per share, of the Company (the "Common Stock") are subject to options and stock grants issued to the Plan. The Plan authorizes the Committee to grant incentive stock options, nonqualified stock options, restricted stock, and performance shares with the characteristics as set forth in this Summary.
     The purposes of the Plan are to encourage stock ownership by officers and key management employees, to create an incentive to encourage certain officers and other key management employees to acquire, or increase, a proprietary interest in the Company and to encourage them to remain in the employ of the Company.
     The Plan shall terminate no later than March 16, 2002. No grants may be made after the Plan has terminated, but grants previously awarded may extend beyond that date. The Board of Directors of the Company from time to time may suspend, discontinue, revise or amend the Plan with respect to any shares not then subject to grants; however, without shareholder approval, the Board may not increase the number of shares subject to the Plan, change the class of employees eligible to receive grants, or decrease the minimum option price.
     The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").
  ADMINISTRATION OF THE PLAN
     The Plan is administered by a stock committee appointed by the Board of Directors of the Company. The Compensation Committee (the "Committee") has been designated by the Board of Directors as the stock committee. The Committee consists of no less than two members of the Board none of whom are eligible to participate in the Plan. The Board from time to time may remove members from or add members to the Committee. All vacancies on the Committee are filled by the Board of Directors.
     The Committee has full power and discretion to interpret the Plan, to adopt, amend and rescind rules and regulations relating to the Plan, to select the officers and key management employees who will receive grants, to determine the number of shares that will be subject to each grant and whether a particular grant will be an incentive stock option, a nonqualified stock option, restricted shares, or performance shares, and to impose such terms and conditions upon the grants (which need not be identical for each recipient) as the Committee may deem necessary or desirable, subject only to the limitations contained in the Plan and in applicable law and regulations.
     The interpretation and construction by the Committee of any provisions of the Plan or any grant under it shall be final and conclusive. The Plan provides that no member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any grant under it.
     The current members of the Committee are Charles M. Reid, Chairman of the Committee, Jeanette C. Kimmel, and John W. Rosenblum.
                                       12

  SECURITIES TO BE OFFERED

     The shares of Common Stock that are to be issued under the Plan are shares that have been authorized and unissued by the Company. The maximum number of shares of Common Stock that may be issued under the Plan is 2,000,000 shares. As of March 15, 1996, 1,144,000 shares are available for grant. No eligible employee may receive options, restricted stock or performance shares with respect to more than 200,000 shares in the aggregate during the term of the Plan. No more than 200,000 shares with respect to restricted stock or performance shares can be issued in total pursuant to the Plan.

  ELIGIBLE EMPLOYEES
     Grants may be awarded only to key management employees of the Company and its subsidiaries as the Committee shall select from time to time.
  PERFORMANCE CRITERIA
     The Committee may, in its discretion, establish achievement of specified performance criteria as a condition to the vesting of any option or performance shares or lapse of any risk of forfeiture of restricted stock from among the following: return on capital employed, return on equity, earnings per share, divisional return on capital employed, or divisional return on net assets. The performance criteria are defined terms as set forth in the Plan and are the same as set forth in the 1997 Senior Management Incentive Compensation Plan. (See page 17 and 18 herein for the definitions.)
  GRANT OF OPTIONS
     An employee who is granted a stock option under the Plan may elect to purchase Common Stock in accordance with the terms of the Plan and Stock Option Agreements that are entered into between the employee and the Company.
     (A) PRICE OF OPTIONS. The exercise price for any shares purchased pursuant to an option under the Plan may not be less than 100% of the fair market value of the Common Stock on the date the option is granted. The fair market value of the Common Stock shall be determined with reference to the price of Common Stock as quoted on the New York Stock Exchange. Without the consent of a participant, the exercise price under any option granted pursuant to the Plan may be modified by the Committee only in the event of a stock dividend, stock split or other change in the capitalization of the Company and only to reflect a proportionate change in the outstanding shares.
     (B) TERM OF OPTIONS. Unless a particular stock option agreement provides otherwise, each option granted under the Plan shall be for a term of 10 years and shall be exercisable in cumulative installments as follows:
          (i) up to 20% of the shares subject to the option at any time after the date of grant and prior to termination of the option;
          (ii) up to 40% of the shares subject to the option (less any shares previously purchased pursuant to the option) at any time after 12 months from the date of grant and prior to termination of the option;
          (iii) up to 60% of the shares subject to the option (less any shares previously purchased pursuant to the option) at any time after 24 months from the date of grant and prior to termination of the option;
          (iv) up to 80% of the shares subject to the option (less any shares previously purchased pursuant to the option) at any time after 36 months from the date of grant and prior to termination of the option; and
          (v) up to 100% of the shares subject to the option (less any shares previously purchased pursuant to the option) at any time after 48 months from the date of grant and prior to termination of the option.
     The Committee may, in its discretion, accelerate the time at which any outstanding option may be exercised. No option may be exercised after the expiration of 10 years from the date of its grant.
     The option agreements authorized under the Plan may contain other provisions not inconsistent with the Plan as the Board of Directors or the Committee may deem advisable, such as a condition that a specified performance criteria by the Company or the optionee be met before the option may be exercised.
     (C) EXERCISE AND PAYMENT FOR SHARES. Options may be exercised only by written notice from the optionee (or his estate or other legal representative) to the Company accompanied by payment of the option price in full. At least 100 shares must be purchased at any one time unless the number purchased is the total number that may be purchased under the option at that time. The option price may be paid in cash or by check or, at the election of the optionee and with the prior consent of the Committee, it may be paid in whole or in part by delivery to the Company of duly endorsed certificates evidencing shares of
                                       13
the Common Stock. If payment is made by delivery of shares of Common Stock, the fair market value of such stock (determined pursuant to the Plan as described above) will be applied to the option price.
     No optionee is entitled to issuance of a certificate evidencing option shares until full payment for the shares has been made in accordance with the Plan. No optionee has any rights as a shareholder with respect to any shares issuable or deliverable pursuant to the Plan until the date the certificate for those shares is issued to him.
     (D) LIMITATIONS. With respect to Incentive Stock Options that may be granted, to the extent the aggregate fair market value (determined when the option is granted) of shares subject to such an option that become exercisable for the first time exceeds $100,000 in any calendar year, such options would not be taxed as "incentive stock options" under the Code.
  GRANT OF RESTRICTED STOCK.

     The Committee may cause the Corporation to grant restricted stock to grantees under the Plan in such amounts as the Committee in its sole discretion, shall determine subject to the limitations set forth in the Plan (see "Securities to be Offered" above).

     (A) RESTRICTIONS AND CONDITIONS. Restricted stock granted under the Plan shall be evidenced by written agreements which set forth all restrictions and conditions pursuant to which shares issued can be forfeited. The restrictions and conditions, including the satisfaction of corporate or individual performance objectives, may differ from one grant to another. The Committee has the right to determine whether any cash consideration shall be paid by the grantee for issuance of the restricted shares. The restrictions and conditions imposed will lapse in no event later than ten years from the date of the grant.
     (B) RESTRICTED STOCK CERTIFICATES AND RIGHTS OF HOLDERS. Each certificate issued for shares of restricted stock will be registered in the name of the grantee but will be deposited along with a duly endorsed stock power with the Corporation to be held until the restrictions and conditions have lapsed. The shares are issued with a restrictive legend referencing the restrictions and conditions. Subject to the restrictions and conditions, the Grantee is the owner of the restricted stock and shall have all rights of a shareholder, including but not limited to the right to receive any dividends paid on the restricted stock and the right to vote the shares. Once the restrictions and conditions have lapsed, new certificates without restrictive legend are issued to the grantee by the Corporation.
  GRANT OF PERFORMANCE SHARES

     The Committee may cause the Corporation to grant performance shares to grantees in such amounts as the Committee determines subject to the limitations set forth in the Plan (see "Securities to be Offered" above). Such performance shares may be issued either alone or in addition to other grants under the Plan. Each Performance Share grant shall confer upon the Grantee the right to receive a specified number of shares of Common Stock contingent upon the achievement of specified corporate or individual performance objectives.

     (A) TERMS AND CONDITIONS. Performance Shares granted under the Plan shall be evidenced by written agreements which shall specify the the performance objectives and the period of duration of the Performance Shares. A grantee shall not be deemed to be a holder of any shares subject to a Performance Share grant unless and until a stock certificate or certificates for such are issued to such grantee under the terms of the Plan. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date stock certificates are issued pursuant to any Performance Share grant (except as provided in the Section entitled Adjustment set forth below).
     (B) CASH IN LIEU OF STOCK. In lieu of some or all of the shares earned by achievement of the specified performance objectives within the specified period, the Committee may distribute cash in an amount equal to the fair market value of the stock at the time the performance objective is achieved multiplied by the number of Performance Shares.
     (C) PERFORMANCE OBJECTIVE PERIOD. The duration of the period within which to achieve the performance objectives is determined by the Committee but in no event shall the duration be later than ten years from the date of the grant.
  TERMINATION OF EMPLOYMENT
     All options granted under the Plan must be exercised while the optionee is an employee of the Company, except that following termination of employment with the Company for any reason other than retirement in good standing under the Company's then established policies or death, an optionee may exercise (in whole or in part) his option prior to its expiration, during the three-month period following the termination of his employment, but only to the extent that it was exercisable on the date his employment terminated. In the event of an optionee's retirement in good standing under the Company's then established policies, or in the event of his death during employment, he or his personal representative or his heirs may
                                       14
exercise his option prior to its expiration, in whole or in part (regardless of the extent to which the option was exercisable immediately prior to the optionee's retirement or death), for a period of three months in the case of early or normal retirement and for a period of one year in the case or retirement due to disability, under the Company's then established policies, or death. During an optionee's lifetime, only he may exercise his option.
  ADJUSTMENTS

     In the event of a merger or consolidation in which the Company is not the surviving corporation or pursuant to which the shareholders of the Company exchange their Common Stock, or if the Company shall dissolve or liquidate or sell substantially all of its assets, all options, vested restricted stock, and unearned performance shares outstanding under the Plan shall terminate on the effective date of such merger, consolidation, dissolution, liquidation or sale. However, the Committee, in its discretion prior to the effective date of such an event, may accelerate the time at which any outstanding option may be exercised or any stock restrictions lapse, may waive any performance criteria, may authorize a payment to each grantee that approximates the economic benefit that he would realize if his option were exercised or his stock vested immediately before such effective date, may authorize a payment in such other amount as it deems appropriate to compensate each grantee for the termination of his option or stock grant, or may arrange for the granting of a substitute option or stock grant to each grantee.


     Subject to any required action by the shareholders, the number of shares of Common Stock covered by each outstanding option or stock grant, and the option price per share, will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend on the Common Stock or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company. Such adjustments will be made by the Committee, whose determination in that respect will be final, binding and conclusive.

  APPLICATION OF SECTION 16(B)
     Certain officers and directors who are eligible to participate under the Plan may be subject to Section 16(b) of the Securities Exchange Act of 1934 ("Insiders"). Under Section 16(b), the Company has the right to recover from Insiders any profits realized by them on any non-exempt short-swing transaction, i.e. any purchase or sale, or sale and purchase, of any equity security within a period of less than six months. Grants of options and shares pursuant to employee benefit plans can be exempted from some provisions of Rule 16b-3 if the plan conforms to the requirements of the rule and is approved by shareholders. The Plan is intended to comply with the requirements of Section 16b-3.
  TAX REIMBURSEMENTS AND WITHHOLDING
     The Committee may, in its discretion, make grants which provide for tax reimbursement payments to recipients of nonqualified stock options, restricted stock, or performance shares. See "Certain Federal Income Tax Consequences". The Plan also requires that no exercise of any option granted or issuance of shares under the Plan will be effective until all withholding tax requirements have been satisfied in a manner acceptable to the Company. If the grantee is entitled to a tax reimbursement payment, the Company will generally withhold from that payment all amounts the Company is required to withhold as a result of the exercise of the option or issuance of shares and the tax reimbursement payment. CERTAIN FEDERAL INCOME TAX CONSEQUENCES
     Incentive Stock Options granted under the Plan are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code (the "Code"). The grant of an incentive stock option generally does not result in taxable income to the optionee at the time of grant or at the time of exercise. However, for any year in which Common Stock is purchased upon exercise of the option, the difference between the fair market value of the Common Stock at the time of exercise and its cost to the employee will be a tax preference item for purposes of computation of the employee's alternative minimum tax under Section 55 of the Code. If the optionee exercises the option and then sells the Common Stock purchased under the option at a gain, the excess of the sales price of the Common Stock over its cost to the optionee will be taxable as a long-term capital gain if the sale is made more than two years from the granting of the option and more than one year from the transfer of the stock to the optionee. If the sale is made within two years after the granting of the option or within one year after the Common Stock is transferred to the optionee and if sales proceeds exceed the fair market value of the Common Stock on the date of exercise, the optionee generally will recognize ordinary income, equal to the fair market value of the Common Stock on the date of exercise less the option price, and capital gain (long-term or short-term as the case may be), equal to the amount realized in excess of the fair market value of the Common Stock on the date of exercise. No tax deduction generally will be available to the Company as a result of the granting of incentive stock options, the exercise of such options, or the
                                       15
sale by optionees of the Common Stock purchased. However, the Company will be entitled to a deduction in an amount equal to the ordinary income, if any, realized by an optionee on the sale of Common Stock purchased pursuant to the exercise of an incentive stock option.

     Nonqualified stock options granted under the Plan are not intended to qualify as "incentive stock options" under the Code. The grant of a Nonqualified Stock Option will not result in taxable income to the employee or a deduction to the Company. On the date any such option is exercised, an optionee generally will recognize ordinary income equal to the amount by which the fair market value of the Common Stock on the exercise date exceeds the option price, and the Company will generally receive a deduction in the same amount. The options will generally be taxed immediately upon the exercise of a Nonqualified Stock Option, provided at least six months have elapsed from the date of the grant to the date of the exercise. In the event less than six months have elapsed, Insiders will recognize ordinary income at the end of such six-month period (unless they elect early recognition under Section 83(b) of the Code) in an amount equal to the excess, if any, of the fair market value of the shares on such date over the exercise price.

     The terms of the award of restricted stock or performance shares contain various conditions before shares can be issued which constitutue a substantial risk of forfeiture under the Code. Accordingly, no income will be recognized by a recipient and the Corporation will not be entitled to a deduction for federal income tax purposes at the time the award is made. The recipient will recognize income and the Corporation will be entitled to a deduction for federal income tax purposes in an amount equal to the income recognized by the recipient at the time the shares become fully vested under the Plan and the terms of the award. However, each recipient would be entitled to make an election at the time of the award under Section 83(b) of the Code to be taxed currently on the value of an award in which case the Corporation would be entitled to a corresponding deduction.
     The Plan allows for the grant of nonqualified stock options, restricted stock, and performance shares which by their terms include a tax reimbursement provision. The amount of the tax reimbursement payment is not related to the amount of the tax payable by the grantee by reason of exercising an option or issuance of stock. Instead, the amount of the payment is equal to the amount of tax benefit expected to be or actually realized by the Company through the utilization of deductions claimed for income tax purposes as a result of the exercise of a nonqualified stock option and the issuance of stock and any cash reimbursement payment made in accordance with the Plan provisions. Any tax reimbursement payment to which an optionee may be entitled is made by the last day of the calendar year in which the optionee recognizes taxable income under
Section 83 of the Code. The tax reimbursement payment constitutes ordinary income to the recipient and the Company is entitled to a corresponding deduction. Tax reimbursement payments are subject to the withholding requirements of the Plan.
     Any discussion above pertaining to a deduction for the Corporation is qualified by the application of Section 162(m) of the Code. The allowable deduction for compensation paid or accrued with respect to the named executive officers is limited to $1million per year. However, certain types of compensation are exempted from such limitation, e.g. "performance-based compensation". Performance based compensation is defined in part by Section 162(m) as compensation paid (1) upon the attainment of an objective performance goal or goals; (2) upon approval by the Compensation Committee; and (3) pursuant to a plan which has been approved by shareholders. Compensation realized upon the exercise of stock options is considered performance-based if the option price was at least equal to fair market value at date of grant. The Plan and its administration is designed to meet the requirements of Code Section 162(m) and if shareholder approval is obtained, the Corporation expects that any deductions realized from transactions of the Plan will not be limited by Section 162(m) insofar as any performance standards for restricted stock or performance shares are as set forth herein.
     The foregoing discussion does not purport to be more than a summary of the federal income tax consequences of transactions under the Plan as of the date of this Proxy Statement. The federal income tax laws and regulations are frequently amended. This discussion is not intended to be exhaustive and does not describe the state or local tax consequences.
  APPROVAL BY SHAREHOLDERS
     The amendments to the Plan will not become effective unless the proposal receives an affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and entitled to vote thereon. If such approval is not obtained, the 1992 Stock Option Plan as currently in effect will remain effective until March 17, 2002; provided however, any compensation realized upon the exercise of options will not be deemed performance-based compensation pursuant to Code Section 162(m).
                                       16

  NEW PLAN BENEFITS
     Because the Plan is a discretionary plan, it is not possible to determine what grants or awards the Compensation Committee will grant or award under this Plan. No grants of stock options were made by the Compensation Committee during the last fiscal year. See the Section above entitled "Aggregate Option Exercises and Year-End Option Value Table for a listing of the outstanding options held by the Named Executive Officers.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDED AND RESTATED 1992 STOCK PLAN.
ITEM 3. -- PROPOSAL TO APPROVE THE 1997 SENIOR MANAGEMENT INCENTIVE
         COMPENSATION PLAN
     The Board of Directors, after a recommendation from the Compensation Committee, adopted on February 16, 1996, the 1997 Cone Mills Corporation Senior Management Incentive Compensation Plan ("Incentive Plan"), subject to approval by the Corporation's shareholders. The Incentive Plan is similar to the annual incentive compensation plan described in the Compensation Committee Report but changes have been made to assure compensation paid pursuant to the Incentive Plan is deemed to be qualified performance-based compensation as defined in Code
Section 162(m) and therefore retain its tax deductibility to the Corporation. ELIGIBILITY. Eligibility for participation in the Incentive Plan is limited to the corporate officers, division presidents, and other key management employees who are designated by the Committee to participate. A participant must maintain employment in the same or similar job throughout the fiscal year and must be employed through the time incentive payment is made for the fiscal year in order to remain eligible for an incentive payment. The Corporation has 18 employees as of February 16, 1996 who are officers and division presidents and, therefore, would qualify for the Incentive Plan if implemented on that date.
     ADMINISTRATION. The Incentive Plan is administered by the Compensation Committee. The Committee designates for each year, commencing for fiscal year 1997, the key management employees beyond the officers and division presidents who will participate in the incentive plan and establishes the Company's performance level, the performance goals, and the incentive opportunity for each participant. The Committee consists of no less than two persons all of whom must be "outside directors" within the meaning of Section 162 (m) of the Code. See the section entitled "Compensation Committee Interlocks and Insider Participation" above for a listing of members of the Compensation Committee.
     INCENTIVE PAY. The amount of incentive pay a participant can earn is based upon a percentage of the participant's annual base salary which is in effect at the time the performance goals are established. The maximum amount a participant can receive is ninety percent (90%) of his or her annual base salary.
     PERFORMANCE GOALS. The Incentive Plan is designed so that any compensation paid pursuant to the Incentive Plan is "qualified performance-based compensation" as defined by Section 162(m) of the Code. For such incentive compensation to qualify it must be paid solely on account of the attainment of one or more preestablished, objective performance goals ("Performance Goals").
     No later than 90 days after the beginning of each Plan Year (fiscal year of the Corporation), the Committee establishes in writing the following for each Plan Year: (a) the key management employee, if any, designated to participate;
(b) the minimum level of performance ("circuit breaker") before which any incentives can be paid; (c) the minimum, maximum, and target goals for the Corporation ("Corporate Goals"); (d) the goals for each division or function for which a participant is responsible ("Individual Goals"); (e) the incentive pay opportunity for each participant defined as a percentage of base annual salary; and (f) the percentage of incentive pay opportunity for each participant allocated to the Corporate Goals and the Individual Goals.
     No participant shall receive an incentive payment for any performance period in which the circuit breaker is not achieved. A net profit after taxes and preferred dividends shall be the circuit breaker unless the Committee establishes a different performance measure based upon some other level of net profit or upon some or all of the criteria set forth below for Corporate Goals.
     The Corporate Goals are specifically tied to one or more of the following business criteria:
     (a) "RETURN ON CAPITAL EMPLOYED" which is defined as corporate consolidated operating earnings of the Corporation before interest and taxes adjusted for any discount on sale of account receivable and adjusted for equity in earnings
                                       17
         or losses of Unconsolidated Affiliates divided by average Net Current Cost Investment. "Net Current Cost Investment" is defined as the current cost of total assets less non-interest bearing liabilities.
     (b) "EARNINGS PER SHARE" which is defined as consolidated net income of the Company for a fiscal year less dividends on Class A Preferred Stock, divided by the weighted average common shares and common share equivalents outstanding on a fully diluted basis.
     (c) "RETURN ON EQUITY" which is defined as consolidated net income of the Company divided by average shareholders' equity.
     The Individual Goals are based upon a performance measure against one or more of the following standards:
     (a) "DIVISIONAL RETURN ON CAPITAL EMPLOYED" which is defined as operating earnings of the division or other operating unit, and allocated operating earnings of Unconsolidated Affiliates divided by current cost of assets of, or allocated to, the division or operating unit, including current cost of assets of Unconsolidated Affiliates allocated to the respective division or operating unit.
     (b) "DIVISIONAL RETURN ON NET ASSETS" which is defined as operating earnings of the division or other operating unit, including allocated earnings of Unconsolidated Affiliates, divided by current cost assets net of non-interest bearing liabilities of, or allocated to, the division or operating unit, including current cost of assets net of non-interest bearing liabilities of Unconsolidated Affiliates allocated to the respective division or operating unit.
     (c) Net sales of a division or operating unit
     (d) Cash flow levels
     (e) Operating margins
     (f) Specific cost savings
     (g) Specific quality results for products
     (h) Specific manufacturing efficiencies
     (i) Control of standard budget expense items
     (j) Establishment of new business units or products
     (k) Inventory turn or levels
     (l) Maintaining a specified credit rating
     (m) Overdue receivables
     (n) Late payment charges
     (o) Safety record of a specific plant or business unit
     (p) Absenteeism rates
     "Unconsolidated Affiliates" is as defined for these purposes by generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and Financial Accounting Standards Board, consistently applied.
     Any extraordinary accounting item, accounting for discontinued operations, and the cumulative effect of acounting change that have the effect of reducing operating earnings for "return on capital employed", and "return on net assets" and net income for the "circuit breaker", "earnings per share", or "return on equity" shall be excluded in determining operating earnings or net income unless the Committee, in its absolute discretion, determines to include such items in the aggregate or separately.
     No participant shall receive an incentive payment pursuant to the Plan for any performance period in which the circuit breaker is not met. The Committee has the authority to reduce the amount of or eliminate any incentive otherwise payable, although it does not have the power to increase the amount of an incentive award as determined pursuant to the formula. The Incentive Plan is in addition to, not in lieu of, any other employee benefit plan or program in which any participant may be or become eligible to participate.
                                       18

     TIME AND FORM OF PAYMENT. Following the close of each Plan Year for which Performance Goals have been established, the Committee determines the extent to which Performance Goals have been achieved and certifies in writing its determinations and the specific amount payable to each participant. All incentive payments are paid in cash in a lump sum based upon the Committee's certification.
     DEATH, DISABILITY, OR CHANGE OF CONTROL. In the event of the death or total and permanent disability of a participant or a Change of Control of the Company, the Committee will determine incentive payments earned in accordance with the Incentive Plan through the date of such event. The Performance Goals are prorated based on the percentage of the Plan Year completed as of the date of death, disability, or Change of Control.
     A Change of Control is defined as the occurrence of any of the following:
(a) when any "person", as such term is used in Section 13(d) and 14(d) of the Exchange Act is or becomes the beneficial owner directly or indirectly of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; (b) when, during any period of two consecutive years during the existence of the Incentive Plan, the individuals who, at the beginning of such period, constitute the Board cease, for any reason other than death, to constitute at least a majority thereof, unless each director who was not a director at the beginning of such period was elected by, or on the recommendation of, at least two thirds of the directors at the beginning of such period; or (c) the occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary through purchase of assets, or by merger, or otherwise, if such transaction did not have the approval of a majority of the Board of Directors.
     TERM. The term of the Incentive Plan is the fiscal years beginning on December 31, 1996 and ending on December 30, 2001 unless sooner terminated by the Board of Directors.
     AMENDMENTS AND TERMINATION. The Board of Directors reserves the authority to amend, alter, or discontinue the Incentive Plan at any time. Such amendments, alteration or discontinuance is binding upon all participants.
     APPROVAL BY SHAREHOLDERS. The effectiveness of the Incentive Plan is subject to approval by an affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and entitled to vote thereon. Until such approval is obtained, the Incentive Plan shall not be effective.
     As stated previously, the Compensation Committee and the Board of Directors believe that annual incentive compensation is an important component of the executive compensation program. An annual incentive that is earned only upon achievement of performance standards established each year helps drive the success of the Company. However, the Committee and the Board believe that purely numeric formula incentive plans eliminates the judgment and discretion that shareholders expect from its Board members and eliminates the use of performance standards that are not necessarily quantifiable by an objective measure. For that reason, the Board of Directors has approved a 1997 Senior Management Discretionary Bonus Plan that will authorize the grant of a completely discretionary bonus if the Compensation Committee and the Board deem special circumstances warrant the grant of a bonus. The plan provides that no such bonus will exceed thirty percent (30%) of a participant's annual base salary. The officers and division presidents are eligible to participate in this plan and the Committee may determine each year whether any other key management employee shall participate the plan. The bonus plan is a separate plan from the Incentive Plan. Compensation granted under such plan will not qualify as "qualified performance-based compensation" under Code section 162(m) for it is not paid pursuant to a plan approved by shareholders and it is not based on a preestablished, objective performance goal. Accordingly, a situation could develop whereby such compensation would not be tax deductible to the Company.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE 1997 SENIOR MANAGEMENT INCENTIVE COMPENSATION PLAN.
                                       19

                               NEW PLAN BENEFITS
     Set forth below is a tabular presentation of the amounts which would have been received by or allocated to each of the indicated persons or groups under the 1997 Senior Managament Incentive Compensation Plan if the plan had been in effect for fiscal year 1995.
               1997 SENIOR MANAGEMENT INCENTIVE COMPENSATION PLAN

                            NAME AND POSITION                                DOLLAR VALUE ($)
J. Patrick Danahy, President and Chief Executive Officer                            -0-
John L. Bakane, Vice President and Chief Financial Officer                          -0-
Bud W. Willis III, Vice President and President,
  Cone Apparel Products                                                             -0-
Neil W. Koonce, Vice President and General Counsel*                                 -0-
James S. Butner, Vice President -- Industrial and Public Relations*                 -0-
Executive Group (9 officers)                                                        -0-
Non-Executive Director Group                                                         **
Non-Executive Officer Employee Group (3 officers)                                   -0-


 * Messrs Butner and Koone would have received $18,000 and $15,000 respectively under the 1997 Senior Management Discretionary Bonus Plan.

** Not eligible for participation
                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Doris R. Bray, a Class III director, is a partner of Schell Bray Aycock Abel & Livingston, LLP, a law firm that regularly serves as counsel to the Corporation. The Corporation and its subsidiary, Cornwallis Development Co., paid to the firm legal fees of $349,300 in 1995.

                             SELECTION OF AUDITORS
     The Corporation's Board of Directors has appointed McGladrey & Pullen, LLP, independent certified public accountants, as auditors of the Corporation's records for the fiscal year 1996. McGladrey & Pullen, LLP, or its predecessor has acted as auditors for the Corporation since 1943 and continue to be considered by the Board to be well qualified.
     Although not required to do so, the Board believes it is desirable to submit its appointment of said firm to the shareholders at the Annual Meeting for ratification. Representatives of McGladrey & Pullen, LLP, are expected to be present at the meeting and will be available to respond to appropriate questions or make a statement if they desire to do so.
                   RECOMMENDATIONS OF THE BOARD OF DIRECTORS

     The Board of Directors recommends that shareholders vote FOR electing the Board of Directors' nominees for director as set forth in this proxy statement, FOR adoption of the Amended and Restated 1992 Stock Plan as amended, FOR adoption of the 1997 Senior Management Incentive Compensation Plan, and FOR ratifying the Board of Directors' appointment of McGladrey & Pullen, LLP, as independent auditors for the year ending December 29, 1996.

                             SHAREHOLDER PROPOSALS

     In the event any shareholder wishes to present a proposal at the 1997 Annual Meeting of Shareholders, such proposal must be received by the Corporation for inclusion in the proxy statement and form of proxy relating to such meeting on or before December 3, 1996, and must conform to such other requirements as may be imposed by the Securities and Exchange Commission.

                                 OTHER MATTERS
     As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed of any matter to be acted upon at the Annual Meeting other than those specifically referred to in this Proxy Statement. If other matters should properly come before the Annual Meeting it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.
     By order of the Board of Directors.
                                         TERRY L. WEATHERFORD
                                         VICE PRESIDENT AND SECRETARY
                                       21


********************************APPENDIX************************************

                             CONE MILLS CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 14, 1996
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    THE UNDERSIGNED HEREBY APPOINTS TERRY L. WEATHERFORD AND NEIL W. KOONCE, OR EITHER OF THEM, PROXIES WITH FULL POWER OF SUBSTITUTION TO VOTE ALL SHARES OF COMMON STOCK OF CONE MILLS CORPORATION, STANDING IN THE NAME OF THE UNDERSIGNED AT THE ANNUAL MEETING OF SHAREHOLDERS OF THE COMPANY TO BE HELD MAY 14, 1996, AND ANY ADJOURNMENT THEREOF, AS FOLLOWS:
1. ELECTION OF DIRECTORS (CLASS I).

[ ] FOR ALL NOMINEES LISTED BELOW     [ ] WITHHOLD AUTHORITY TO VOTE FOR
  (EXCEPT                                ALL NOMINEES LISTED BELOW
     AS MARKED TO THE CONTRARY
 BELOW)

                         JOHN L. BAKANE, CHARLES M. REID
 (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW).
2. TO APPROVE THE AMENDED AND RESTATED 1992 STOCK PLAN.

[ ] FOR    [ ] AGAINST    [ ]ABSTAIN

3. TO APPROVE THE ADOPTION OF THE 1997 SENIOR MANAGEMENT INCENTIVE COMPENSATION PLAN.

[ ] FOR    [ ] AGAINST    [ ] ABSTAIN

4. TO RATIFY APPOINTMENT OF MCGLADREY & PULLEN, LLP, AS INDEPENDENT AUDITORS.

[ ] FOR     [ ] AGAINST    [ ] ABSTAIN

5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
                          (Continued on Reverse Side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN THE PROXY STATEMENT AND FOR PROPOSALS 2, 3, AND 4. Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                                              DATED:                      , 1996